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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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ASSISTED LIVING CONCEPTS, INC.

(Name of Registrant as Specified In Its Charter)

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For Immediate Release

May 28, 2004

Assisted Living Concepts, Inc.
Announces Exploration of Strategic Alternatives

DALLAS, TEXAS, May 28, 2004 – Assisted Living Concepts, Inc. (OTC.BB: ASLC), a national provider of assisted living services, announced today that its Board of Directors has authorized the Company to select a financial advisor to assist the Company in exploring various strategic alternatives that may be available to the Company. This action is being undertaken with the goal of maximizing shareholder value. The selection and engagement of the financial advisor has been delegated to an independent Special Committee. It is anticipated that a financial advisor will be engaged sometime within the next two to three weeks.

On May 7, 2004, the Company received a letter from Bruce E. Toll, who represents that he is the beneficial owner of 1,795,161 shares, or 27.91 percent, of the Company’s common stock, notifying the Company of Mr. Toll’s intention to nominate Brian S. Dunn, Bryon J. Haney, Michael P. Markman and Steven J. Silver to the Board of Directors of the Company at its Annual Shareholders’ Meeting (the “Annual Shareholders’ Meeting”) scheduled to be held on June 3, 2004. On May 11, 2004, an amendment to Schedule 13D was filed on behalf of Bruce Toll, BET Associates, L.P., and BRU Holding Co. LLC, disclosing, among other things, Mr. Toll’s notice to the Company and intent as a shareholder to nominate and vote for his four director nominees and vote for Leonard Tannenbaum, Steven Vick and Mark Holliday at the Annual Shareholders’ Meeting. Our Board is evaluating Mr. Toll’s notice to the Company and no determination has been made as to whether the notice is in compliance with the Company’s Bylaws and applicable law.

For a number of reasons, including the pending selection of a financial advisor and exploration of strategic alternatives, the Board has postponed indefinitely the Annual Shareholders’ Meeting. A new date, time and place for the Annual Shareholders’ Meeting will be set in the future by the Board and the Company’s shareholders will be so advised.

Contact Information:
Steven L. Vick, President and Chief Executive Officer
(214) 424-4001
svick@alcco.com

Edward A. Barnes, Senior Vice President, Chief Financial Officer,
Chief Accounting Officer and Treasurer
(214) 424-4002
ebarnes@alcco.com

Web address: www.assistedlivingconcepts.com

This press release and statements made by or on behalf of Assisted Living Concepts, Inc. relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements, including without limitation, statements containing the words “will,” “believes,” “anticipates,” “estimates,” “intends,” “expects,” “should,” “could,” and words of similar import, are forward looking statements. These forward-looking statements maybe affected by risks and uncertainties, including without limitation (i) our ability to control costs and improve operating margins, (ii) our ability to increase occupancy, (iii) our ability to increase our revenue at a pace which exceeds expense inflation, (iv) our ability to operate our residences in compliance with evolving regulatory requirements, (v) the degree to which our future operating results and financial condition may be affected by a reduction in Medicaid reimbursement rates, and (vi) our ability to extend or renegotiate our current debt agreements. In light of such risks and uncertainties, our actual results could differ materially from such forward-looking statements. Except as may be required by law, we do not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.